                                                                   Exhibit 99.2A


           ORDERED in the Southern District of Florida on DEC 21 2005


                     /s/ A. Jay Cristol
                     -------------------------------------
                      A. JAY CRISTOL, CHIEF JUDGE EMERITUS
                         UNITED STATES BANKRUPTCY COURT

                         UNITED STATES BANKRUPTCY COURT
                          SOUTHERN DISTRICT OF FLORIDA
                                 MIAMI DIVISION
                              www.flsb.uscourts.gov

---------------------------------X
IN RE:                                     Chapter 11


EPIXTAR CORP., et al.,                     Case Nos. 05-42040-BKC-AJC through
                                           05-42049-BKC-AJC
       Debtors.                            (Jointly Administered)


---------------------------------X


                 ORDER SETTLING CONTROVERSY BETWEEN DEBTORS AND
          LAURUS MASTER FUND, LTD. PURSUANT TO BANKRUPTCY RULE 9019(A)

         This matter is before the Court on the motion dated December 1, 2005 (docket no. 94) (the "Motion") of the above-captioned debtors and debtors-in-possession (the "Debtors") in the above-captioned Chapter ll cases for an order pursuant to Bankruptcy Rule 9019 settling a controversy with (i) Laurus Master Fund, Ltd.("Laurus") and (ii) Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital II, LLC, Sands Brothers Venture Capital III, LLC, Sands Brothers Venture Capital IV, LLC and their respective affiliates (collectively, with Laidlaw & Company (UK) Ltd, and its affiliates, "Sands") pursuant to the terms of a "Stipulation and Order Settling Controversy Pursuant to Bankruptcy Rule 9019" dated December 1, 2005 and annexed to the Motion as Exhibit "A" thereto (the "Stipulation"). All capitalized terms used but not otherwise defined in this Order shall have the meanings ascribed to them into the Stipulation.

         The Court scheduled and conducted a hearing of the Motion on December 21, 2005 (the "Hearing"). It appears to the Court from the certificate of service (docket no. 101) filed by the Debtors with respect to the Motion that notice of relief sought by the Motion and of the Hearing has been given to creditors and interested parties pursuant to Bankruptcy Rule, 2002(a)(3), and no further notice of, or hearing on, the relief sought in the Motion is required. As reflected on the record of the Hearing, the Debtors, Laurus, the Official Committee of Unsecured Creditors (the "Committee"), the United States Trustee and the U.S. Federal Trade Commission, by their respective counsel, appeared and were heard with respect to the Motion. No party in interest objected to the Motion to the Court's approval of the Stipulation. As set forth on the record of the Hearing, the Debtors, Laurus and the Committee have agreed to modify the Stipulation as follows (the Stipulation, as so modified, is referred to hereinafter as the "Revised Stipulation"):

                  (i) the first sentence of paragraph "2" of the Stipulation is amended and restated in its entirety to provide as follows:

                  The Debtors will prepare and file as soon as practicable, but in no event later than January 15, 2006, a plan or plans of reorganization (each, a "Plan") for Epixtar and each of the Call Center Subsidiaries (including Voxx), which Plan may be a joint Plan, provided that any such Plan(s) shall be consistent with the terms and intent of this Stipulation and shall be reasonably acceptable to Laurus with any dispute as to the reasonableness of any party's position with respect to the acceptability of the Plan being determined by the Court.

                  (ii) The first sentence of paragraph "3" of the Stipulation is amended and restated in its entirety to provide as follows:

                              If requested by Laurus, the Debtors shall file a Plan (including a joint Plan) for each of the ISP Subsidiaries in form and substance acceptable to Laurus, with Laurus being responsible for the professional fees and costs incurred in connection with the preparation, filing and prosecution of confirmation of such plan, for Laurus' own account.

                              (iii) If proposed by the Committee in connection with any Plan, Laurus will consent to the consolidation of the unsecured debt for the ISP and Call Center Debtors for distribution and/or voting purposes only.

                  (iv) The provisions of paragraph "6(d)" of the final Financing Order relating to the division of recoveries from any and all claims and causes of action of the Call Center Debtors, and the application of such recoveries, shall apply to all claims and causes of action and recoveries thereon of the ISP Debtors, provided however that with respect to those arising under Chapter 5 of the Bankruptcy Code available to the ISP Debtors the following provisions shall apply.
         With respect to the claims and causes of action of the ISP Debtors arising under Chapter 5 of the Bankruptcy Code, 50% of the net recoveries shall be allocated to the Committee, including any subsequently appointed Chapter 11 or Chapter 7 Trustee (for the benefit of the ISP Debtors' estates, including general unsecured creditors), provided however that Laurus may, in its sole and absolute discretion, direct the Committee not to prosecute, or at any time to cease prosecuting, any such Chapter 5 claim or cause of action if Laurus, in its sole and absolute discretion, believes that the prosecution thereof would adversely affect the ability of Laurus to collect the beneficial value of the ISP Debtor's business proposed to be transferred to Laurus under the Revised Stipulation.

         Based upon the Motion, the Revised Stipulation and the record of the Hearing, the Court makes the following findings of fact and conclusions of law (to the extent any findings of fact constitute conclusions of law, they are adopted as such, and vice versa):

                           (a) The Court has core jurisdiction over the Call
                  Center Debtors' bankruptcy case, the Motion, and the parties and property affected by the Motion pursuant to 28 U.S.C. ss.ss. 157(b) and 1334, and venue is proper before the Court pursuant to 28 U.S.C. ss.ss. 1408 and 1409.

                           (b) The legal and factual bases set forth in the
                  Motion establish good cause for the relief requested in the Motion.

                           (c) The Debtors' entry into the Revised Stipulation
                  is a reasonable exercise of business judgment by the Debtors.

                           (d) The settlement provided for in the Revised
                  Stipulation is the result of arm's length negotiations conducted in good faith by the parties to the Stipulation with the participation of the Committee.

                           (e) The settlement as provided for in the Revised
                  Stipulation is fair, reasonable, and adequately based on the facts and circumstances before the Court.

                           (f) Epixtar Corp. and the ISP Subsidiaries are
                  defendants in an enforcement action brought by the U.S. Federal Trade Commission (the "FTC") pursuant to its police and regulatory powers in the United States District Court for the Southern District of New York (the "USDC SDNY") styled Federal Trade Commission v. Epixtar Corp., et al., Case No. 03-CV-8511 (DAB) (the "Enforcement Action").

                           (g) The FTC, Epixtar Corp., and the ISP Subsidiaries
                  agreed upon and, on November 21, 2003, the USDC SDNY entered a Stipulated Pre1iminary Injunction in the Enforcement Action that, among other things, required Epixtar Corp. and the ISP Subsidiaries to honor cancellation and refund requests from customers (the "FTC Stipulated PI"; a copy of which shall be filed with the Court by the Debtors).

         NOW, THEREFORE, IT IS ORDERED:

         1. The Revised Stipulation is approved pursuant to Bankruptcy Rule 9019(a).

         2. The Debtors are authorized to execute, deliver, implement, and fully perform any and all obligations, instruments, documents, and papers, and to take any and all actions reasonably necessary or appropriate to consummate the settlement and perform any and all obligations contemplated in the Revised Stipulation.

         3. Notwithstanding anything in the Motion or this Order or the final Financing Order to the contrary, the relief granted herein, including the liens and administrative expense claim and Laurus' collection of the "net" cash flow generated from the business operations of the ISP Subsidiaries, shall not affect any outstanding and continuing requirements, duties and liabilities imposed by the FTC Stipulated PI and any final judgment to be entered in the Enforcement Action (provided that such final judgment is substantially in the same form and substance as the draft Stipulated Final Judgment and Order for Permanent Injunction that the parties were operating under as of December 1,
2005), including but not limited to the requirements of permitting consumers to cancel their ISP service and providing satisfactory refunds from the reversed escrows currently held by and required to be held by the Lustigman Firm, P.C., and the local exchange carriers or billing aggregators; provided, however, that the FTC agrees that the ISP Subsidiaries' transfer of their assets, including without limitation their customer lists, to Laurus (for purposes of this paragraph and the following paragraph of this Order, "Laurus" shall include any affiliate or subsidiary of Laurus that is designated to be transferee) does not violate Paragraph V of the FTC Stipulated PI.

         4. Notwithstanding anything in the Motion or this Order or the final Financing Order to the contrary, Laurus (including its successors and assigns) is a successor and assign of the ISP Subsidiaries and Epixtar Corp. under the FTC Stipulated PI and otherwise subject to and bound by the FTC Stipulated PI and any final judgment to be entered in the Enforcement Action (provided that such final judgment is substantially in the same form and substance as the draft Stipulated Final Judgment and Order for Permanent Injunction that the parties were operating under as of December 1, 2005). Nothing in this Order shall imply, or be deemed to imply, or shall constitute a finding of fact, conclusion of law, decree or determination that Laurus is vicariously liable or subject to successor or transferee liability under any statute or theory of law or equity, whether administrative, civil or criminal, for the acts or omissions of any of the Debtors, provided, however, that Laurus (including its successors and assigns) shall permit consumers to cancel their ISP service and provide satisfactory refunds in accordance with the FTC Stipulated PI and any final judgment to be entered in the Enforcement Action (provided that such final judgment is substantially in the same form and substance as the draft Stipulated Final Judgment and Order for Permanent Injunction that the parties were operating under as of December 1, 2005).

         5. The Court shall retain jurisdiction to hear and determine all matters arising from or related to the implementation of this Order, provided, however, that nothing in this Order shall derogate from the exclusive jurisdiction of the USDC SDNY to enforce the FTC Stipulated PI.

         6. This 0rder is a final order within the meaning of 28 U.S.C. ss.ss. 157 and 158 and is effective immediately upon entry.

         7. To the extent that any of the provisions of the Revised Stipulation shall conflict with any of the provisions of the final Financing Order with respect to the terms and conditions of Laurus' debtor-in-possession financing of Epixtar and the Call Center Subsidiaries, the final Financing Order is deemed to control and shall supersede the conflicting provision(s) of the Revised Stipulation.

         *Creditors shall have ten (10) days from the entry of this order within which to file and serve any objection to the relief granted herein; in the event no such objections are timely filed and served, this order shall become final and non-appealable. [INITIALS, ILLEGIBLE]


                                       ###


Submitted  by:
Michael D. Seese, Esq.
KLUGER, PERETZ, KAPLAN & BERLIN, P.L.
Attoneys for the Debtors
Miami Center, 17th Floor
201 S. Biscayne Boulevard
Miami, FL 33131
Telephone: (305) 379-9000
Facsimile: (305) 351-3801

Copies to: Michael D. Seese (Seese is directed to serve a copy of this order upon all interested parties and file a certificate of service).